UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 1, 2012

BioDrain Medical, Inc.

(Exact name of Registrant as Specified in its Charter)

Minnesota

(State or Other Jurisdiction of Incorporation)

333-155299	33-1007393
(Commission File Number)	(IRS Employer Identification No.)

2915 Commers Drive, Suite 900

Eagan, Minnesota 55121

(Address of Principal Executive Offices and Zip Code)

(651) 389-4800 begin_of_the_skype_highlighting              (651) 389-4800      end_of_the_skype_highlighting

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective July 1, 2012, David O. Johnson has been appointed as the Chief Operating Officer of BioDrain Medical, Inc. (the “Company”). Mr. Johnson, age 59, was previously the Acting Chief Operating Officer for the Company since December 2011 and had been a consultant to medical device companies since October 2010. Mr. Johnson has over 30 years’ experience in executive, operations and management positions in rapid growth medical device organizations, directing growth domestically and internationally with products ranging from consumer based disposable commodity items to Class III implantable devices. His experience includes executive management, training, product development, business development, regulatory and quality assurance, operations, supplier development and technology acquisitions. From August 2007 to September 2010 Mr. Johnson was President & CEO of Spring Forest Qigong, an alternative healthcare organization. Prior to August 2007 he had been a co-founder and Vice President of Operations at Epitek, Inc. since January 2005, and prior to that time he was a co-founder and President of Timm Medical Technologies. He also held positions including Vice President-Operations/Technology at UroHealth/Imagyn, Vice-President Operations at Dacomed Corporation and various technical, operations and training positions at American Medical Systems and Pfizer Corporation. He also holds a number of patents in the medical device field and the exercise fitness industry.

Effective July 1, 2012 Bob Myers has been appointed as the Chief Financial Officer of the Company. Mr. Myers, age 57, was the Acting Chief Financial Officer and Corporate Secretary for the Company since December 2011. He has over 30 years’ experience in multiple industries focusing on medical device, service and manufacturing and for the past ten years has been a financial contractor represented by various contracting firms in the Minneapolis area. He has spent much of his career as a Chief Financial Officer and/or Controller. Mr. Myers was a contract CFO at Disetronic Medical, contract Corporate Controller for Diametric Medical Devices and contract CFO for Cannon Equipment. Previously he held executive positions with American Express, Capitol Distributors, and International Creative Management and was a public accountant with the international firm of Laventhol & Horwath. Mr. Myers has an MBA in Finance from Adelphi University and a BBA in Public Accounting from Hofstra University.

The Company is negotiating employment agreements with Messrs. Johnson and Myers, who have annualized base salaries of $150,000 and $125,000, respectively.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 11, 2012

BIODRAIN MEDICAL, INC.

By:	/s/ Joshua Kornberg
Joshua Kornberg
Chief Executive Officer